Exhibit 16.1

JONATHON P. REUBEN CPA,
AN ACCOUNTANCY  CORPORATION
23440 HAWTHORNE BLVD., SUITE 200
TORRANCE, CA 90505

July 3, 2008

Securities and Exchange Commission
450 5th Street NW
Washington, D.C.  20549

Re:  BMR Solutions, Inc.

Gentlemen:

We have read Item 4.01 of BMR Solutions, Inc.’s Form 8-K dated July 3, 2008 and agree with the statements therein concerning the Company.

/s/ Jonathon P. Reuben C.P.A.
Jonathon P. Reuben, CPA,
An Accountancy Corporation